UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 12, 2019
(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14701 Charlson Road
Eden Prairie, Minnesota 55347
(Address of principal executive offices, including zip code)

952-937-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	CHRW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)      Appointment of Chief Financial Officer. On August 12, 2019, C.H. Robinson Worldwide, Inc. (the “Company”) announced that Michael P. Zechmeister, age 52, has been named Chief Financial Officer, effective September 3, 2019.
From 2015 through August 2019, Mr. Zechmeister served as Chief Financial Officer of United Natural Foods, Inc. (UNFI). Prior to joining UNFI, Mr. Zechmeister served in a variety of senior finance roles over a span of 25 years with General Mills, Inc., including most recently as Chief Financial Officer of Yoplait USA from 2012 to 2015. In addition, Mr. Zechmeister was Vice President and Treasurer from 2011 to 2012, Vice President, Finance, U.S. Retail Sales from 2007 to 2011 and Vice President, Finance, Pillsbury Division from 2005 to 2007.
The Compensation Committee of the Company’s Board of Directors approved the following compensation for Mr. Zechmeister in connection with his appointment as CFO: (i) an annual base salary of $700,000, (ii) a target annual cash incentive equal to 85% of his annual base salary, which will be prorated for fiscal 2019, (iii) an equity award having a fair value equal to $1,700,000, equally divided between performance-based share units and stock options, (iv) a one-time restricted stock unit award having a fair value of $1,000,000 to replace equity awards from his current employment that Mr. Zechmeister will forfeit, which units will vest ratably over three years, (v) a cash sign-on bonus based on the expected payout under the annual cash incentive from his current employment that Mr. Zechmeister will forfeit and (vi) reimbursement of relocation expenses, and a tax gross-up payment related thereto (resulting in a payment of approximately $155,000 net), which is to be repaid by Mr. Zechmeister if he resigns within one year from his start date. If Mr. Zechmeister’s employment is involuntarily terminated other than for documented performance or misconduct issues, or if his role and associated compensation is substantially changed without his consent, and he enters into a separation agreement with the Company, he will be entitled to severance equal to his annual base salary, one-half of which will be paid within 30 days after execution of the separation agreement and one-half of which will be paid 26 weeks after his termination date.
A copy of the press release issued by the Company announcing Mr. Zechmeister’s appointment is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Number	Description
99.1	Press Release dated August 12, 2019 of C.H. Robinson Worldwide, Inc.

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

	By:	/s/ Ben G. Campbell
Ben G. Campbell
Chief Legal Officer and Secretary

Date: August 12, 2019